EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                    Wholly Owned Direct or
                                                                                     Indirect Subsidiaries
                                                                                    of ITT Carrying on the
                                                                                     Same Line of Business
                                                                                     as Named Subsidiaries
                                                                                  ---------------------------
                                                                   Percentage of  Operating in
                                             Jurisdiction              Voting         the        Operating in
                                               In Which              Securities      United         Foreign
             Name                             Organized    Parent      Owned         States        Countries
             ----                             -----------  ------  -------------  ------------   ------------
ITT Corporation ("ITT")                      Nevada           --        --             --             --
  ITT Broadcasting Corp. ("ITTBC")           Delaware       ITT         100            --             --
    ITT-Dow Jones Television                 Delaware       ITTBC        50            --             --
  ITT Educational Services, Inc.             Delaware       ITT         83.33          --             --
  ITT Sheraton Corporation ("ITTSC")         Delaware       ITT         100             75            --
    Caesars World, Inc.                      Florida        ITTSC       100             57            --
    ITT Eden Corp. ("Eden")                  Delaware       ITTSC       100            --             --
      MSG Eden Corporation                   Delaware       Eden         50            --             --
    ITT Flight Operations, Inc.              Pennsylvania   ITTSC       100            --             --
    ITT Information Services, Inc.           Delaware       ITTSC       100            --             --
    ITT MSG Inc. ("ITTMSG")                  Delaware       ITTSC       100            --             --
      Madison Square Garden, L.P.            Delaware       ITTMSG       50            --             --
    Sheraton International, Inc. ("SII")     Delaware       ITTSC       100            --              42
      Ciga S.p.A                             Italy          SII         70.3           --              34
  ITT World Directories, Inc.                Delaware       ITT          80            --              12

Note: The names of some consolidated wholly owned subsidiaries of ITT carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.